Exhibit 10.16

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

TRANSACTION SUPPORT AGREEMENT

TRANSACTION SUPPORT AGREEMENT, dated as of December 17, 2021 (this “Agreement”), by and among Armada Acquisition Corp. I, a Delaware corporation (“Armada”), those certain stockholders of Rezolve Limited, a private limited liability company registered under the laws of England and Wales (collectively with any predecessor entities, the “Company”), whose names appear on the signature pages of this Agreement (each, a “Stockholder” and, collectively, the “Stockholders”), the Company and Rezolve Group Limited, a Cayman Islands exempt company (“Cayman NewCo”).

RECITALS

WHEREAS, Armada, Cayman NewCo, Rezolve Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Cayman NewCo (“Merger Sub”), and the Company propose to enter into, concurrently herewith, a Business Combination Agreement in the form attached hereto as Exhibit A (the “BCA”; terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA), which provides, among other things, that, upon the terms and subject to the conditions thereof, the Company will become a wholly owned subsidiary of Cayman NewCo;

WHEREAS, as of the date hereof, each Stockholder is the holder of record and “beneficial owner” (within the meaning of Rule 13d-3 of the Exchange Act) of the number of shares of Company Ordinary Shares and Company Series A Shares as set forth opposite such Stockholder’s name on Exhibit B hereto (all such shares of Company Ordinary Shares and Company Series A Shares and any shares of Company Ordinary Shares and Company Series A Shares of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Stockholder during the period from the date hereof through the Expiration Time (as defined below) are referred to herein as the “Shares”); and

WHEREAS, as a condition and inducement to Armada, Cayman NewCo and the Company to enter into the BCA and to consummate the transactions contemplated thereby, including without limitation the Pre-Closing Reorganization (collectively, the “Transactions”), the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Company Reorganization. Each Stockholder agrees that, on or prior to the Company Reorganization Date (as requested by the Company), he, she or it will (i) enter into that certain Shareholder Transfer and Exchange Agreement in substantially the form agreed to by the Company, Cayman NewCo and Armada at least five (5) Business Days prior to the Company Reorganization Date (“Transfer and Exchange Agreement”), pursuant to which, among other things, such Stockholder will transfer to Cayman NewCo his, her or its respective Shares in exchange for an equivalent number and class of shares in Cayman NewCo, (ii) immediately following such transfers described in (i), transfer to Cayman NewCo all of his, her or its respective shares of Cayman NewCo received and described in (i) in exchange for his, her or its applicable pro rata portion of the Aggregate Stock Consideration, and (iii) execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the Company Reorganization and the transactions contemplated by the Transfer and Exchange Agreement.

2. Agreement to Vote. During the period commencing from the date hereof and ending on the earlier to occur of (a) the Closing and (b) such date and time as the BCA shall be terminated in accordance with Section 7.1 of the BCA (the “Expiration Time”), each Stockholder, by this Agreement, with respect to such Stockholder’s Shares, severally and not jointly, unconditionally and irrevocably agrees to, at any meeting of the stockholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Company, including without limitation the Written Consent as required by the terms of the BCA, such Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its, his or her Shares to be counted as present thereat for purposes of establishing a quorum, and such Stockholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its, his or her Shares:

(a) to approve and adopt the BCA, each Ancillary Document and the Transactions (including, but not limited to, the approval of the Pre-Closing Reorganization);

(b) in any other circumstances upon which a consent or other approval is required under the Company organizational documents or otherwise sought with respect to, or in connection with, the BCA, each Ancillary Document or the Transactions, to vote, consent or approve (or cause to be voted, consented or approved) all of such Stockholder’s Shares held at such time in favor thereof; and

(c) against any action, agreement, transaction or proposal that would (i) impede, frustrate, prevent or nullify any provision of this Agreement, the BCA, each Ancillary Document or the Pre-Closing Reorganization, (ii) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the BCA or any Ancillary Document or that would reasonably be expected to result in the failure of the Transactions from being consummated. Each Stockholder acknowledges receipt and review of a copy of the BCA and the exhibits thereto.

Each Stockholder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing save that nothing herein shall prevent a Stockholder taking any action in the exercise of rights that it has under the BCA. Notwithstanding the foregoing, such Stockholder shall not vote or provide consent with respect to any of its, his or her Shares to the extent Stockholder is not a director, officer or affiliate of the Company or holder of Shares representing greater than 5% of the outstanding shares of capital stock of the Company, or take any other action, in each case to the extent any such vote, consent or other action would preclude Armada or Cayman NewCo from filing with the SEC the Registration Statement / Proxy Statement on Form S-4 as contemplated by the BCA. Notwithstanding the foregoing, in connection with the actions and obligations contemplated by this Section 2, no Stockholder shall be required pursuant to this Section 2 to incur any costs or expenses, make any payment, or grant any financial concessions or accommodations, including by way of discharge of any liabilities or settling or compromising (or offering to settle or compromise) any claims or rights, to the Company, any other Stockholder or any other person.

3. Investor Rights Agreement. Each of the Stockholders will deliver, substantially simultaneously with the Effective Time, a duly executed copy of the Investor Rights Agreement substantially in the form attached as Exhibit A to the BCA.

4. Appraisal and Dissenters’ Rights. Each Stockholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Pre-Closing Reorganization of the Closing that the Stockholder may have by virtue of ownership of the Shares, if any.

5. Termination of Stockholder Agreements, Related Agreements. Each Stockholder, by this Agreement, with respect to such Stockholder’s Shares, severally and not jointly, hereby terminates, subject to and effective immediately prior to the Closing under the BCA (provided that all Terminating Rights (as defined below) between the Company and any other holder of Company capital stock shall also terminate at such time), that certain Shareholder Deed, dated December 18, 2018, by and between DBLP Sea Cow Limited, Daniel Maurice Wagner, Apeiron Investment Group Limited, Bradley Wickes, SYZ Property Invest GmbH and the Company (the “Stockholder Agreement”).

6. Transfer of Shares. Hereinafter until the Expiration Time, each Stockholder severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge (except as collateral to any financing source in the ordinary course), dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares; provided, that the foregoing shall not prohibit the transfer of the Shares to the extent referred to in the BCA or the Disclosure Schedules or (A) in respect of up to 10% of the Shares held by a Stockholder at the date hereof (B) if Stockholder is an individual (1) to any member of such Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, the sole trustees of which are such Stockholder or any member of such Stockholder’s immediate family or (2) by will, other testamentary document, under the laws of intestacy or by virtue of laws of descent and distribution upon the death of Stockholder; or (C) if Stockholder is an entity, to a Permitted Transferee, but only if, in the case of clause (A), (B) and (C), such transferee shall concurrently execute this Agreement or a joinder agreeing to become a party to this Agreement. Any attempted transfer of Shares or any interest therein in violation of this Section 5 shall be null and void. “Permitted Transferee” means, with respect to a Stockholder, (i) any of its Affiliates or any related or controlled fund or sub-fund, partnership or investment vehicle or any general partner, managing limited partner or management company who holds or manages any business of, or whose business is held or managed by, that Stockholder or any of its Affiliates or (ii) any other person with the prior written consent of the Company (not to be unreasonably withheld, delayed or conditioned).

ARTICLE II

REPRESENTATIONS AND WARRANTIES

1. Representations and Warranties. Each Stockholder severally and not jointly, represents and warrants as of the date hereof to Armada, Cayman NewCo and the Company as follows:

(a) The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order applicable to such Stockholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any encumbrance on any Shares (other than under this Agreement, the BCA and the agreements contemplated by the BCA) or (iv) if such Stockholder is an entity, conflict with or result in a breach of or constitute a default under any provision of such Stockholder’s governing documents.

(b) As of the date of this Agreement, each Stockholder is the record and beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of, and has good and valid title to, all of such Stockholder’s Shares set forth opposite the Stockholder’s name on Exhibit B free and clear of any security interest, lien, claim, pledge (except as collateral to any financing source in the ordinary course), proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement, (ii) applicable securities laws, and (iii) the Company’s certificate of incorporation and bylaws or as set out in the Disclosure Schedules to the BCA. As of the date of this Agreement, each Stockholder has the sole power (as currently in effect) to vote and, on the date of transfer, will have, the right, power and authority to sell, transfer and deliver such Shares, and has the power and authority to execute and deliver this Agreement. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Stockholder.

(c) Litigation. There are no Proceedings pending against such Stockholder, or to the knowledge of such Stockholder threatened against such Stockholder, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Stockholder of its, his or her obligations under this Agreement.

(d) Adequate Information. Each Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of Armada, Cayman NewCo and the Company to make an informed decision regarding this Agreement and the transactions contemplated hereby and has independently and without reliance upon Armada, Cayman NewCo or the Company and based on such information as such Stockholder has deemed appropriate, made its, his or her own analysis and decision to enter into this Agreement. Each Stockholder acknowledges that Armada, Cayman NewCo and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Stockholder acknowledges that the agreements contained herein with respect to the Shares held by such Stockholder are irrevocable.

(e) Acknowledgment. Each Stockholder has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by such Stockholder. Each Stockholder understands and acknowledges that each of Armada, Cayman NewCo and the Company are entering into the BCA in reliance upon such Stockholder’s execution and delivery of this Agreement.

ARTICLE III

TERMINATION; MISCELLANEOUS

1. Termination. This Agreement and the obligations of the Stockholders under this Agreement shall automatically terminate upon the earliest of (a) the Expiration Time and (b) as to each Stockholder, the effective date of a written agreement of the parties hereto terminating this Agreement. Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided that nothing in this Article III shall relieve any party of liability for any breach of this Agreement occurring prior to termination. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.

2. Miscellaneous.

(a) Further Assurances. Each Stockholder agrees that he, she or it shall, and shall cause his, her or its respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and the BCA and give effect to the Transactions and the transactions contemplated by this Agreement.

(b) Fees. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(c) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 3.2(c)):

If to Armada:

c/o Armada Acquisition Corp. I

2005 Market Street, Suite 3120

Philadelphia, PA 19103

Attention: Stephen P. Herbert

Email: sherbert@suncvllc.com

with a copy to:

DLA Piper LLP (US)

1201 W Peachtree St NE #2800

Atlanta, GA 30309

Attention:Gerry Williams

Email: gerry.williams@dlapiper.com

If to the Company:

Rezolve Limited

80 New Bond Street

London W1S 1SB

Attention: Dan Wagner

Email: danwagner@rezolve.com

with a copy to:

Taylor Wessing LLP

5 New Street Square

London EC4A 3TW

Attention: Robert Fenner

Email: r.fenner@taylorwessing.com

If to the Cayman NewCo:

Rezolve Limited

80 New Bond Street

London W1S 1SB

Attention: Dan Wagner

Email: danwagner@rezolve.com

with a copy to:

Taylor Wessing LLP

5 New Street Square

London EC4A 3TW

Attention: Robert Fenner

Email: r.fenner@taylorwessing.com

and

DLA Piper LLP (US)

1201 W Peachtree St NE #2800

Atlanta, GA 30309

Attention:Gerry Williams

Email: gerry.williams@dlapiper.com

If to a Stockholder, to the address or email address set forth for Stockholder on the signature page hereof.

(d) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(e) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

(f) Amendments. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Armada, Cayman NewCo, the Company and the Stockholders.

(g) Assignment. This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and Armada’s, Cayman NewCo’s and the Company’s permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Stockholder shall be liable for the breach by any other Stockholder of this Agreement. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto, and any such assignment without such consent shall be null and void.

(h) Specific Performance. The parties agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or inequity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

(i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to Contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Proceeding arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Proceeding relating thereto except in the courts described above in Delaware, other than Proceedings in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Proceeding in any such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(j) Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(k) Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 2(k).

(l) Further Assurances. Each party hereto shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ARMADA ACQUISITION CORP. I

By:	/s/ Stephen P. Herbert
Name:	Stephen P. Herbert
Title:	Chief Executive Officer

(Signature Page to Transaction Support Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

REZOLVE LIMITED

By:	/s/ Daniel Wagner
Name:	Daniel Wagner
Title:	CEO and Chairman

(Signature Page to Transaction Support Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

REZOLVE GROUP LIMITED

By:	/s/ Daniel Wagner
Name:	Daniel Wagner
Title:	Director

(Signature Page to Transaction Support Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Apeiron Investment Group Limited

By:	/s/ Julien Höfer
Name:	Julien Höfer
Title:	Director
Address:	[***]
Email:	[***]

(Signature Page to Transaction Support Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DBLP Sea Cow Limited

By:	/s/ Daniel Wagner
A director
Name:	Daniel Wagner
Title:	Director
Address:	[***]
Email:	[***]

(Signature Page to Transaction Support Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Daniel Wagner

By:	/s/ Daniel Wagner
Name:	Daniel Wagner
Title:	Director
Address:	[***]
Email:	[***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

John Wagner

By:	/s/ John Wagner
Name:	John Wagner
Title:	Director
Address:	[***]
Email:	[***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Igor Lychagov

By:	/s/ Igor Lychagov
Name:	Igor Lychagov
Title:	Shareholder
Address:
Email:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Sir David Wright

By:	/s/ Sir David Wright
Name:	Sir David Wright
Title:	Sir
Address:	[***]
Email:	[***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Brooks Newmark

By:	/s/ Brooks Newmark
Name:	Brooks Newmark
Title:	Director
Address:	[***]
Email:	[***]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Anthony Sharp

By:	/s/ Anthony Sharp
Name:	Anthony Sharp
Title:	Non Executive Director
Address:	[***]
Email:	[***]

EXHIBIT A

Business Combination Agreement

See attached.

EXHIBIT B

Company Stockholders

Stockholder Name	Shares of Company Ordinary Shares	Shares of Company Series A Shares
Henry Agoh	4,000,000	—
Gifty Koryoe Agor	13,169,900	—
Salman Ahmad	3,000,000	—
Apeiron Investment Group Limited	63,686,194	948,159
Aquila Investments Ltd	642,900	—
Neil Ashton	7,678,800	—
Shirin Azad	3,750,000	—
Besh Holdings	2,669,900	—
Bitplaces GmbH	3,000,000	—
Tony Caplin	9,500,000	—
CCM Hong Kong Ltd	10,770,200	—
Sunyoon Chang	7,043,200	—
Pierre Cohen	350,000	—
DBLP Sea Cow Limited	279,526,584	—
Gavin Dein	1,250,000	—
Chris Dicken	250,000	—
Alan Eisner	700,000	—
Chris Gouldthorpe	150,000	—
H&M Management Limited	1,000,000	—
Harbury House Limited	4,200,000	—
Edward Huang	6,000,000	—
Mark Israel	—	194,763
Julius Meller Management Services Ltd (RBS A/C D R Meller)	1,052,100	—
Jullen Global Limited	5,289,400	—
Thomas L Kalaris	400,000	—
Kantor Investment Company LLC	337,391	67,141
Urmee Khan	300,000	—
Justin King	—	44,044
Adam Krupczynski	150,000	—
Simon Ware Lane	1,357,200	—
Gary M. Lauder	—	486,907
Joongkun Lee	527,100	—
Wendy Leighton	205,900	—
Cecil Levy	66,364	59,580
Sam Lewis	700,000	22,022
Elias Lianos	992,900	—
Rome Lin	100,000	—
Igor Lychagov	201,211,567	11,685,761
Nilesh Mate	100,000	—
Mons Investments LLC	2,028,500	1,629,632
Brooks Newmark	90,000,000	3,523,529
Patel Family Investment LLC	—	243,453
Dr. Stephen Perry	3,400,000	61,662
Neville Portelli	1,803,600	—
SCN/REI Holdings LLC	2,028,500	771,982
Peter Shalson	1,357,200	—
Anthony Sharp	11,515,800	—
Han Shin Shyr	2,000,000	—
Orathai Sriphet	2,500,000	—
Jung Yoon Suh	242,400	—
SYZ Property Invest GmbH	6,154,000	—
Tanist Group Limited	10,289,400	—
The Trustees of the Levy 2011 Family Trust (jointly)	355,500	—
The Trustees of the Risol Limited Pension Fund (jointly)	2,700,000	—
UK FF Nominees Limited	—	7,317,488
Peter Vesco	7,000,000	—
Adam Wagner	6,000,000	—
Daniel Maurice Wagner	89,790,259	—
John Wagner	5,000,000	—
Bradley James Wickens	42,096,600	948,159
Sir David Wright GCMG LVO	3,000,000	35,235
Hai Yup Yang	242,400	—
Noah Yang	97,400	—
Sungwook Yang	1,644,800	—
Arthur Yao	7,000,000	—
Limited YuanTa	1,359,223	—
ZSQ Invest Limited	15,401,500	—